UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 3, 2013

CopyTele, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11254                                                                     11-2622630

(Commission File Nubmer)                                     (IRS Employer Identification No.)

900 Walt Whitman Road, Melville, NY                                                                  11747

(Address of Principal Executive Offices)                                                              (Zip Code)

(631) 549-5900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

On April 3, 2013, CopyTele, Inc., a Delaware corporation (“CTI”), through its newly formed, wholly owned subsidiary, CTI Patent Acquisition Corporation (“CTIAC”), entered into an exclusive license agreement (the “Agreement”) pursuant to which it acquired the rights to a patent portfolio relating to loyalty awards programs commonly provided by airlines, credit card companies, hotels, retailers, casinos, and others. The patent portfolio consists of 13 patents (the “Patents”) that cover the conversion of non-negotiable, loyalty awards points into negotiable funds used to purchase goods and services from third parties, and the conversion of awards points into points and awards provided by other loyalty program providers.   Pursuant to the Agreement, the licensors will received a percentage of all amounts received by CTIPAC from licensing and enforcement of the Patents along with an immaterial number of shares of CTI common stock.

As previously announced, CTI’s business plan is to develop and acquire patented technologies for the purposes of patent monetization and patent assertion.  The acquired Patents are CTI’s first acquisition of patents developed by third parties.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.
99.1	Press Release, dated April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPYTELE, INC.

Date: April 4, 2013

By: /s/ Robert A. Berman

        Robert A. Berman

        President and

        Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 4, 2013

4